EXHIBIT 99.1

FOR IMMEDIATE RELEASE: May 7, 2010

For more information, please contact:

Curtis L. Hage, Chairman, CEO and President

Sioux Falls, SD

Phone: 605-333-7556

HF Financial Corp. Appoints Bianchi as Twin Cities Market President

HF Financial Corp. (Nasdaq: HFFC), a financial services holding company chartered in 1991 and headquartered in Sioux Falls, SD, has named Stephen Bianchi as President of the Twin Cities market for its banking subsidiary, Home Federal Bank.  Bianchi’s experience in banking and community leadership spans nearly 25 years with life-long ties to the area.

“We are pleased to have Steve join our leadership team,” said Curtis L. Hage, Chairman, CEO and President of HF Financial Corp.  “His strong roots in Minnesota will help us build community ties and local connections with customers while providing first-hand insight to help us grow our community banking presence.”

As a strong and stable community bank, with a focus on building long-term relationships with customers, it offers a wide array of services including personal banking, business banking, home loans and wealth management. “Through our banking subsidiary, we’ve been successful at delivering this business model for over 80 years and are looking to continue this momentum by actively searching for acquisition opportunities in the Twin Cities region. Having Steve on board will help us launch a successful entrance,” continues Hage.

“We are committed to our customers and shareholders to seek out opportunities that will enhance our overall service delivery channels. While we continue to grow organically through our existing branch network, we believe our philosophy of serving communities with a wide array of competitive products, convenient access and unsurpassed customer service will be well received in this new market.”

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About HF Financial Corp.

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. The Company is traded on the NASDAQ under the symbol “HFFC.” As the largest publicly traded savings bank headquartered in South Dakota, HF Financial Corp. operates 33 offices in 19 communities, throughout Eastern South Dakota and Southwest Minnesota. More information about the company may be found at www.HomeFederal.com.